UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 7, 2013

Acorda Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50513	13-3831168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

	420 Saw Mill River Road, Ardsley, NY	10502
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 347-4300

Not Applicable
Former name or former address, if changed since last report

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:  This Current Report on Form 8-K/A is being filed solely to include the conformed signature of the Registrant, which was inadvertently omitted from the Current Report on Form 8-K filed on October 7, 2013.  Other than including the conformed signature, no other modifications have been made to the original filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2013, Acorda Therapeutics, Inc. (the “Company”) issued a press release announcing that Michael Rogers has been appointed as the Chief Financial Officer of the Company, effective October 7, 2013.  The Company also announced that David Lawrence, who has served as the Company’s Chief Financial Officer since January 2005, has been appointed to the new position of Chief of Business Operations, effective October 7, 2013.

Prior to joining the Company, Mr. Rogers, age 53, was the Executive Vice President and Chief Financial Officer of BG Medicine, Inc., a publicly-traded life sciences company, from June 2009 to October 2012.  Prior to that, Mr. Rogers was the Executive Vice President, Chief Financial Officer and Treasurer of Indevus Pharmaceuticals, Inc. from 1999 until the company’s sale to Endo Pharmaceuticals in 2009.  He also served as Chief Financial Officer at Advanced Health Corporation and AutoImmune, Inc.  Mr. Rogers has more than 22 years of experience in the biopharmaceutical industry, including as an investment banker at Lehman Brothers and PaineWebber, where he focused on life sciences companies.  Mr. Rogers received his B.A. from Union College, and an M.B.A. from the Darden School of Business at the University of Virginia.  He currently serves on the Board of Directors for pSivida Corp. and Coronado Biosciences, Inc.

Mr. Rogers’ annual base salary will be $400,000, and he will be eligible to receive a bonus (pro-rated for 2013 based on his start date) under the Company’s annual bonus plan with a target equal to 50% of his base salary, based on company-wide and individual performance measures.  In addition, Mr. Rogers will receive a signing bonus of $100,000, subject to repayment under certain circumstances on a pro rata basis over a four-year period.  Mr. Rogers is receiving an option to purchase 136,900 shares of the Company’s common stock, vesting over a four-year period.  He is also receiving 45,600 restricted shares of the Company’s common stock, vesting annually over a four-year period (subject to forfeiture under certain circumstances during the first two years of employment).  The Company has also agreed to cover the reasonable cost of a corporate apartment for Mr. Rogers for up to four years.

In connection with his appointment as Chief of Business Operations, Mr. Lawrence’s annual base salary was increased from $310,600 to $330,000 and he is receiving 1,000 restricted shares of the Company’s common stock, vesting annually over a four-year period.  As Chief of Business Operations, Mr. Lawrence will have oversight of the Company’s technical operations, project management, information technology, facilities, and certain other functions.

A copy of the press release announcing Mr. Rogers’ employment as Chief Financial Officer and Mr. Lawrence’s appointment as Chief of Business Operations is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated October 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

October 7, 2013	By:	/s/David Lawrence
Name: David Lawrence
Title: Chief of Business Operations

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 7, 2013